EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

United Financial Bancorp, Inc.:

We have issued our reports dated March 11, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of United Financial Bancorp, Inc. on Form 10-K for the year ended December 31, 2008 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

Grant Thornton LLP

Boston, Massachusetts

January 22, 2010